SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 14, 2006

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Bonus Criteria for the First Half of 2006 for Certain Executive Officers:

On February 14, 2006, the Board of Directors (“Board”) of ON Semiconductor Corporation (“Corporation”), along with its Compensation Committee, determined and approved specific financial and operational performance goals for the first half of 2006 for possible bonus awards for specific individuals, including certain executive officers (“Executive Officers”) of the Corporation. Actual bonuses will be determined based on achievement of these goals. Similar to the second half of 2005 awards, bonuses for the first half of 2006 will be paid only if the Corporation achieves a certain minimum Earnings Before Income Taxes, Depreciation and Amortization (“EBITDA”) amount. If this EBITDA amount is attained, the bonus of Keith Jackson, President and Chief Executive Officer of the Corporation, will be based on EBITDA and the following performance criteria of the Corporation: a new product revenue goal; a total revenue goal; a dollar based gross margin goal; and a strategic accounts revenue goal. If these goals are achieved, Mr. Jackson’s bonus award would be expected to be approximately 100% of his base salary for the first half of 2006 with the possibility of a maximum bonus of approximately 225% of his base salary for the period. If the minimum EBITDA amount is attained, the other Executive Officers of the Corporation will receive bonuses based on many of the same or similar factors as for Mr. Jackson with the applicable percentage determined for each individual by the Board as recommended by the Compensation Committee. The remainder of the other Executive Officers’ bonus awards will be based on measurable goals related to the applicable business area or functional responsibility for each executive. If these goals are achieved, the bonus awards for the other Executive Officers would be expected to be in the range of approximately 50% to 65% of the applicable base salary for the first half of 2006 with the possibility of maximum bonuses in the range of approximately 113% to 146% of base salary for the first half of 2006. In addition to Mr. Jackson, the other Executive Officers are: Donald Colvin, Senior Vice President and Chief Financial Officer; William Bradford, Senior Vice President of Sales and Marketing; George H. Cave, Senior Vice President, General Counsel, Chief Compliance and Ethics Officer and Secretary; William George, Senior Vice President, Operations; and Peter Green, Senior Vice President, Integrated Power Group. The bonus awards for each of the Executives Officers are expected to be paid pursuant to the Corporation’s 2002 Executive Incentive Plan, as amended from time-to-time.

Amendment to the Employment Agreement with the President and Chief Executive Officer:

As of February 14, 2006, the Corporation entered into an amendment to its employment agreement with Mr. Jackson, which amendment had been previously approved by the Board and Compensation Committee. The amendment provides for an increase, effective January 1, 2006, to the maximum target bonus for Mr. Jackson, from 80% to 100% of his base salary during the applicable performance cycle under a bonus program established and approved by the Board.

A copy of the amendment to Mr. Jackson’s employment agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The above description is qualified in its entirety by reference to the filed amendment.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

Exhibit No.	Description
10.1	Amendment No. 4 to Employment Agreement with Keith Jackson, dated as of February 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: February 16, 2006	By:	/s/ DONALD A. COLVIN
Donald A. Colvin Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 4 to Employment Agreement with Keith Jackson, dated as of February 14, 2006

5